UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 21, 2015
(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)
(336) 889-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a), (b)
The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Old Dominion Freight Line, Inc. (the "Company") was held on May 21, 2015. The following matters, which are described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2015, were voted upon and approved by the Company's shareholders at the Annual Meeting.

Proposal 1 –	Election of Eight Directors

Each of the following individuals were elected by the shareholders to serve as directors for one-year terms and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors, and received the number of votes set opposite their respective names:

Nominee	For	Withheld	Broker Non-Votes
Earl E. Congdon	70,015,111	5,855,238	2,664,671
David S. Congdon	72,799,736	3,070,613	2,664,671
J. Paul Breitbach	74,549,413	1,320,936	2,664,671
John R. Congdon, Jr.	70,293,578	5,576,771	2,664,671
Robert G. Culp, III	75,052,517	817,832	2,664,671
John D. Kasarda	75,088,662	781,687	2,664,671
Leo H. Suggs	74,817,447	1,052,902	2,664,671
D. Michael Wray	75,297,797	572,552	2,664,671

Proposal 2 –	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The compensation of the Company's named executive officers was approved, on an advisory basis, by the shareholders based on the following vote:

For	Against	Abstain	Broker Non-Votes
72,171,590	3,496,586	202,173	2,664,671

Proposal 3 –	Ratification of the Appointment of our Independent Registered Public Accounting Firm

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was approved by the shareholders based on the following vote:

For	Against	Abstain
77,173,077	1,210,560	151,383

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)
Date: May 22, 2015